Ex 23.3

MOORE STEPHENS FRAZER AND TORBET, LLP
Certified Public Accountants and Consultants

                                            1199 South Fairway Drive, 2nd Floor
                                                       Walnut, California 91789
                                             City of Industry, California 91744
                                            (909) 594-2713   Fax (909) 594-2357
                                                                www.msftllp.com

To The Board of Directors
Yi Wan Group, Inc.

                       Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement of Yi
Wan Group, Inc. on Form 10 of our report dated March 13, 2000 on our audits of the financial statements of Shun De Yi Wan Communication Equipment Plant Co.,
Ltd., Jiaozuo Yi Wan Hotel Co., Ltd., and Yi Wan Maple Leaf High Technology
Agriculture Developing Ltd. Co. as of December 31, 1999 and 1998 and for the
years then ended, which reports are incorporated by reference in the Form 10 registration statement.

/s/Moore Stephens Frazer and Torbet, LLP
Moore Stephens Frazer and Torbet, LLP

Walnut, California
August 15, 2001